Exhibit 99.1

Square Updates Second Quarter and Full Year 2018 Guidance

SAN FRANCISCO, CA — May 31, 2018 — Square, Inc. (NYSE: SQ) today announced updates to its second quarter and full year 2018 guidance to reflect the impact of its acquisition of Weebly, Inc., which closed today, and its recent issuance of $862.5 million in aggregate principal amount of 0.50% convertible senior notes due 2023 (“Notes”).

The revisions to Square’s second quarter and full year 2018 guidance, which was previously announced on May 2, 2018, are only a result of the transactions outlined below.

Square completed its acquisition of Weebly on May 31, 2018. Based on the transaction:

•	Square is raising its guidance for total net revenue and Adjusted Revenue to reflect the contribution from Weebly. Total net revenue reflects the impact of the deferred revenue adjustment related to the purchase accounting of the acquisition. Adjusted Revenue excludes the impact of the deferred revenue adjustment.

•	Square is revising its guidance for net income (loss) per share to reflect the estimated effect of the following items: the amortization of acquisition-related intangible assets, deferred revenue adjustments related to the purchase accounting of the acquisition, cash and share-based compensation expense associated with employee retention, and other acquisition-related costs.

•	Square is maintaining its Adjusted EBITDA guidance.

Square issued the Notes on May 25, 2018. Based on the transaction:

•	Square is revising its guidance for net income (loss) per share to reflect the increase in interest expense associated with the issuance.

	New Second Quarter 2018 Guidance as of May 31, 2018	Prior Guidance for Second Quarter 2018 as of May 2, 2018
Total net revenue	$744M to $764M	$740M to $760M

Adjusted Revenue	$362M to $367M	$355M to $360M
Year-over-year Adjusted Revenue growth (midpoint)	52%	49%

Adjusted EBITDA	$60M to $64M	$60M to $64M

Net income (loss) per share	$(0.08) to (0.06)	$(0.04) to $(0.02)

Adjusted EPS (diluted)	$0.09 to 0.11	$0.09 to $0.11

	New Full Year 2018 Guidance as of May 31, 2018	Prior Guidance for Full Year 2018 as of May 2, 2018
Total net revenue	$3.03B to $3.09B	$3.00B to $3.06B

Adjusted Revenue	$1.45B to $1.48B	$1.40B to $1.43B
Year-over-year Adjusted Revenue growth (midpoint)	49%	44%

Adjusted EBITDA	$240M to $250M	$240M to $250M

Net income (loss) per share	$(0.28) to (0.24)	$(0.04) to $0.00

Adjusted EPS (diluted)	$0.42 to 0.46	$0.44 to $0.48

Adjusted Revenue Guidance Reconciliation

	Three Months Ended Jun 30, 2018	Year Ended Dec 31, 2018
Total net revenue	$744M—$764M	$3.03B—$3.09B

Less: Transaction-based costs, bitcoin costs, deferred revenue adjustment	$382M—$397M	$1.58B—$1.61B

Adjusted Revenue	$362M—$367M	$1.45B—$1.48B

We have not reconciled Adjusted EBITDA and Adjusted EPS guidance to their GAAP equivalents as a result of the uncertainty regarding, and the potential variability of, reconciling items such as share-based compensation expense and weighted-average fully diluted shares outstanding. Accordingly, a reconciliation of these non-GAAP guidance metrics to their corresponding GAAP equivalents is not available without unreasonable effort. It is important to note that the actual amount of such reconciling items would have a significant impact if they were included in our Adjusted EBITDA and Adjusted EPS.

As a reminder, Square will release financial results for the second quarter of 2018 on August 1, 2018, after market close.

About Square, Inc.

Square, Inc. (NYSE:SQ) creates tools that help sellers start, run, and grow their businesses. Square enables sellers to accept card payments and also provides reporting and analytics, next-day settlement, and chargeback protection. Square’s point-of-sale software and other business services help sellers manage inventory, locations, and employees; access financing;

engage customers; and grow sales. The Cash App is an easy way for businesses and individuals to send and receive money, and Caviar is a food-ordering service for popular restaurants. Square was founded in 2009 and is headquartered in San Francisco, with offices in the United States, Canada, Japan, Australia, Ireland, and the UK.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements regarding the future performance and expected financial results for future periods of Square, Inc. and its consolidated subsidiaries (the Company). In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “appears,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Such statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other factors that may cause the Company’s actual results, performance, or achievements to differ materially from results expressed or implied in this press release. Investors are cautioned not to place undue reliance on these statements.

Risks that contribute to the uncertain nature of the forward-looking statements include, among others, the Company’s ability to deal with the substantial and increasingly intense competition in its industry; changes to the rules and practices of payment card networks and acquiring processors; the impact of any acquisitions or divestitures, strategic investments, or entries into new businesses, including the ability of the Company to retain the customers and partners of Weebly and to integrate Weebly and realize the expected synergies of the acquisition in a timely manner, or at all; the impact of the Company’s convertible senior note offering, including the conditional conversion feature of the notes and the accounting method for convertible debt securities that may be settled in cash; the effect of evolving regulations and oversight related to the Company’s provision of payments services and other financial services; the effect of management changes and business initiatives; and changes in political, business, and economic conditions; as well as other risks listed or described from time to time in the Company’s filings with the Securities and Exchange Commission (the SEC), including the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018, which is on file with the SEC and available on the investor relations page of the Company’s website. All forward-looking statements are based on information and estimates available to the Company at the time of this press release and are not guarantees of future performance. Except as required by law, the Company assumes no obligation to update any of the statements in this press release.

KEY OPERATING METRICS AND NON-GAAP FINANCIAL MEASURES

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (GAAP), we consider certain operating and financial measures that are not prepared in accordance with GAAP, including Gross Payment Volume, Adjusted Revenue, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income (Loss), Adjusted EPS, and non-GAAP operating expenses. We believe these metrics and measures are useful to facilitate period-to-period comparisons of our business and to facilitate comparisons of our performance to that of other payments solution providers. In this press release, we are updating our previously announced guidance as to Adjusted Revenue, Adjusted Revenue growth, and Adjusted EPS.

Adjusted Revenue is a non-GAAP financial measure that we define as our total net revenue less transaction-based costs and bitcoin costs, and we add back the impact of the acquired deferred revenue adjustment, which was written down to fair value in purchase accounting. We believe it is useful to subtract transaction-based costs and bitcoin costs from total net revenue to derive Adjusted Revenue as this is a primary metric used by management to measure our business performance, and it affords greater comparability to other payments solution providers. Substantially all of the transaction-based costs are interchange and assessment fees, processing fees, and bank settlement fees paid to third-party payment processors and financial institutions. While some payments solution providers present their revenue in a similar fashion to us, others present their revenue net of transaction-based costs because, unlike us, they pass through these costs directly to their sellers and are not deemed the principal in these arrangements. Under our standard pricing model, we do not pass through these costs directly to our sellers. We deduct bitcoin costs because we consider our role in the bitcoin transactions to be facilitating customer access to bitcoin. Since we only apply a small margin to the market cost of bitcoin when we sell bitcoin to customers, and we have no control over the cost of bitcoin in the market, which tends to be volatile, we believe deducting bitcoin costs is a better reflection of the economic benefits as well as the Company’s performance from the bitcoin transactions. We recognize acquired deferred revenue that was written down for purchase accounting since we believe that it is correlated with ordinary and ongoing operations of the acquired company and facilitates analysis of revenue growth and business trends. Adjusted Revenue has limitations as a financial measure, should be considered as supplemental in nature, and is not meant as a substitute for the related financial information prepared in accordance with GAAP.

Adjusted EBITDA, Adjusted Net Income (Loss), Adjusted EPS, and non-GAAP operating expenses are non-GAAP financial measures that represent our net loss and net loss per share, adjusted to eliminate the effect of share-based compensation expenses, amortization of intangible assets, amortization of debt discount and issuance costs in connection with our offering of convertible senior notes in the first quarter of 2017 and in the second quarter of 2018, the gain or loss on the sale of property and equipment, and impairment of intangible assets, as applicable. We also exclude certain costs associated with business acquisitions that are not normal recurring operating expenses, including amounts paid to redeem acquirees’ unvested stock-based compensation awards, and legal, accounting and due diligence costs, and we add back the impact of the acquired deferred revenue adjustment, which was written down to fair value in purchase accounting. In addition to the items above, Adjusted EBITDA and non-GAAP operating expenses are non-GAAP financial measures that also exclude depreciation, other cash interest income and expense, other income and expense, and provision or benefit from income taxes, as applicable. Basic Adjusted Net Income (Loss) Per Share is computed by dividing the Adjusted Net Income (Loss) by the weighted-average number of shares of common stock outstanding during the period. Diluted Adjusted Net Income Per Share is computed by dividing Adjusted Net Income by the weighted-average number of shares of common stock outstanding, adjusted for the dilutive effect of all potential shares of common stock.

We have included Adjusted EBITDA and Adjusted EPS because they are key measures used by our management to evaluate our operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Accordingly, we believe that Adjusted EBITDA and Adjusted EPS provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. In addition, they provide useful measures for period-to-period comparisons of our business, as they remove the effect of certain non-cash items and certain variable charges. Adjusted EBITDA and Adjusted EPS have limitations as financial measures, should be considered as supplemental in nature, and are not meant as substitutes for the related financial information prepared in accordance with GAAP.

These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.